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                                                                  Exhibit (k)(1)

                    MANAGEMENT AND ADMINISTRATION AGREEMENT

                                 BY AND BETWEEN

                            OPPENHEIMER & CO., INC.

                                      AND

                              TROON PARTNERS, L.P.

                 Oppenheimer & Co., Inc. ("Opco") and Troon Partners, L.P. (the "Partnership") hereby agree as follows:

                 THIS MANAGEMENT AND ADMINISTRATION AGREEMENT (the "Agreement") is made as of this 19th day of December, 1996, by and between Opco and the Partnership.

                 WHEREAS, Opco is in the business of providing, and the Partnership wishes Opco to provide, certain management and administrative services;

                 NOW THEREFORE, in consideration of the terms and conditions herein contained, the parties agree as follows:

                 1.       Appointment of Opco.

                          (a)     The Partnership hereby appoints, and Opco
hereby accepts appointment, to serve as the Partnership's management company. In such capacity, Opco agrees to provide certain management (but not investment management) and administrative services to the Partnership. These services shall include:

                          (i) the provision of office space, telephone and utilities;

                          (ii)    the provision of administrative and
                                  secretarial, clerical and other personnel as necessary to provide the services required to be provided under this Agreement;

                          (iii) the general supervision of the entities which are retained by the Partnership to provide administrative services and custody services to the Partnership;





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                          (iv)    the handling of investor inquiries regarding
                                  the Partnership and providing them with
                                  information concerning their investment in the Partnership and capital account balances;

                          (v) monitoring relations and communications between investors and the Partnership;

                          (vi) overseeing the drafting and updating of disclosure documents relating to the Partnership and assisting in the distribution of all offering materials to investors;

                          (vii)   maintaining and updating investor
                                  information, such as change of address and employment;

                          (viii) overseeing the distribution and acceptance of investor subscription documents and confirming the receipt of such documents and funds;

                          (ix) overseeing the provision of investment advice to the Partnership by Troon Management, L.L.C., the manager of the Partnership (or any successor adviser), and monitoring compliance by the manager with applicable investment policies and restrictions of the Partnership;

                          (x) coordinating and organizing meetings of the Partnership's general partners (the "General Partners");

                          (xi) preparing materials and reports for use in connection with meetings of the General Partners; and

                          (xii) reviewing and approving all regulatory filings required under applicable law.

                          (b)     Notwithstanding the appointment of Opco to
provide services hereunder, the Individual General Partners of the Partnership (the "IGPs") shall remain responsible for supervising and controlling the management, business and affairs of the Partnership.

                 2.       Opco Fee; Reimbursement of Expenses.

                          (a)     In consideration for the provision by Opco of
its services hereunder, the Partnership will pay Opco a monthly management fee of 0.08333% (1% on annualized basis) of the Partnership's "net assets" (the "Opco Fee"). "Net assets" shall equal the total value of all assets of the Partnership, less an amount equal to all accrued debts, liabilities, and obligations of the Partnership calculated before giving effect to any repurchase of interests.





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                          (b)     The Opco Fee will be computed based on the
net assets of the Partnership as of the start of business on the first business day of each month, after adjustment for any subscriptions effective on such date, and will be due and payable in arrears within five days after the end of such month. The Opco Fee will be charged in each fiscal period to the capital accounts of the Partnership's limited partners in proportion to their capital accounts at the beginning of such fiscal period. In the event that the Opco Fee is payable in respect of a partial month, such fee will be appropriately pro-rated.

                          (c)     Opco is responsible for all costs and
expenses associated with the provision of its services hereunder. The Partnership shall pay all other expenses associated with the conduct of its business.

                          (d)     The Partnership understands that Opco may pay
a portion of the fees received by it hereunder to Mark Asset Management Corporation.

                 3.       Liability.       Opco will not be liable for any
error of judgment or mistake of law or for any loss suffered by the Partnership or its partners in connection with the performance of its duties under this Agreement, except a loss (as to which it will be liable and will indemnify and hold harmless the Partnership) resulting from willful misfeasance, bad faith or gross negligence on Opco's part (or on the part of an officer or employee of Opco) in the performance of its duties hereunder or reckless disregard by it of its duties under this Agreement.

                 4.       Effective Date and Termination.   This Agreement
shall become effective as of the date first noted above, and shall remain in effect for an initial term of one year from the date of its effectiveness.
This Agreement may be continued in effect from year to year thereafter provided that each such continuance is approved by the IGPs, including the vote of a majority of the IGPs who are not "interested persons" of the Partnership, as defined by the Investment Company Act of 1940 and the rules thereunder (the "1940 Act"). This Agreement may be terminated by Opco, by the IGPs or by vote of a majority of the outstanding voting securities of the Partnership at any time, in each case upon not less than 60 days' prior written notice. This Agreement shall also terminate automatically in the event of its "assignment," as such term is defined by the 1940 Act.

                 5.       Entire Agreement.   This Agreement embodies the
entire understanding of the parties. This Agreement cannot be altered, amended, supplemented, or abridged, or any provisions waived except by written agreement of the parties.

                 6.       Choice of Law.   This Agreement shall be construed
and enforced in accordance with the laws of the State of New York and the 1940 Act. In the event the laws of New York conflict with the 1940 Act, the applicable provisions of the 1940 Act shall control.





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                 IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first above written.

                                     OPPENHEIMER & CO., INC.

                                     By:     /s/ Mitchell A. Tanzman
                                         -------------------------------------
                                     Name:    Mitchell A. Tanzman
                                     Title:   Managing Director

                                     TROON PARTNERS, L.P.



                                     By:      Troon Management, L.L.C.
                                              General Partner/Manager

                                     By:      Oppenheimer & Co., Inc.
                                              Managing Member

                                     By:     /s/ Mitchell A. Tanzman
                                        --------------------------------------
                                     Name:    Mitchell A. Tanzman
                                     Title:   Managing Director





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